UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2018

Troika Media Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 S. La Brea
                                Los Angeles, CA  90036
(Address of Principal Executive Offices)  (Zip Code)

                                      (323) 965-1650
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01     Entry Into A Definitive Material Agreement

On June 29, 2018, Troika Media Group, Inc. (the "Company") entered into and closed on an Equity Purchase Agreement (the "EPA") with Nicola Stephenson and James Stephenson (collectively, the "Sellers") and Troika-Mission Holdings Inc., a New York corporation and wholly-owned subsidiary of the Company (the "Mission Acquisition").  Sellers owned, in the aggregate: (i) 100% of the issued and outstanding membership interests ("Mission US Interests") of MissionCulture LLC, a Delaware limited liability company ("Mission US"), and (ii) 100% of the issued and outstanding ordinary shares ("Mission UK Shares") of Mission-Media Holdings Limited, a private limited company incorporated under the Laws of England and Wales ("Mission UK").  Mission US and Mission UK are collectively referred to as "Mission."  The Mission US Interests and Mission UK Shares are collectively referred to as "Mission Equity." Simultaneously, Nicola Stephenson ("Seller") entered into a Goodwill Purchase Agreement (the "GPA") with the Company and Troika-Mission Holdings Inc. (the "Buyer").  The GPA covers all Seller Intellectual Property (as defined) and personal goodwill of Ms. Stephenson consisting of close personal and agency business relationships, trade secrets and knowledge used in connection with Mission's Business (collectively, "Goodwill").  The Goodwill was sold to Buyer free and clear of all encumbrances as part of the Purchase Price paid for Mission.

Mission is an agency in the marketing and communications sector specializing in brand strategy, communications and experiential marketing, as described below.  Nicola Stephenson, founder and CEO of Mission, was elected to the Company's Board of Directors and will be employed as President of Mission, as a wholly-owned subsidiary of the Company to be named Mission Media USA, Inc.  Nicola Stephenson will also become President of the Company within the near term.  See Item 5.02 below.  James Stephenson, co-founder of Mission, will be employed as Chief Revenue Officer of Mission.

The Aggregate Purchase Price (as defined) for all of the Mission Equity is up to $35 million consisting of: (i) cash payment of $11 million at closing; (ii) cash payment of up to $4 million contingent upon Mission achieving at least $2.5 million EBITDA for the fiscal year ending December 31, 2018, with a pro rata reduction for less than $2.5 million EBITDA; (iii) up to 50 million restricted shares of common stock of the Company (valued at $10 million) consisting of five million shares to each of the two Sellers at closing and 20 million shares to each of the two Sellers to be held in escrow, and released in four equal installments on each of the four anniversary dates following the closing; provided that neither of the Sellers has been terminated from employment and has not quit without Good Reason (as defined) and as to Nicola Stephenson only, that she is not in Material Breach (as defined) of the Goodwill Purchase Agreement; and (iv) up to $10 million of Earn-out Consideration not to exceed 50% of EBITDA, subject to certain EBITDA thresholds being obtained in any particular year, for the five fiscal years ending December 31, 2022 (and 2023 in the event that Sellers have not earned $10 million of Earnout Payments in all periods ending on December 31, 2022).  The shares held in escrow may also be withheld and set off against any claims of the Company for indemnification.

Pursuant to the terms of the EPA, Nicola and James Stephenson agreed to four-year (five-year if the Earn Out Period is extended) non-competition and non-solicitation covenants.  Each Seller agreed to a lock-up period ending on December 31, 2018 with regard to the Company Shares received as part of the Purchase Price.  Commencing on January 1, 2019, each Seller may sell one-thirtieth (1/30) of such Seller's vested shares in each month until July 1, 2021, when all vested shares may be sold, provided sales are in compliance with Rule 144 under the Securities Act of 1933, as amended.

The foregoing descriptions of the Equity Purchase Agreement and Goodwill Purchase Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits as set forth in Item 9.01 (d) below and incorporated herein by reference.  Schedules and Exhibits of the two agreements shall remain confidential and shall be provided to the Securities and Exchange Commission upon request.

The Company completed the Mission Acquisition without any additional debt and continues to manage a debt fee balance sheet in order to pursue its acquisition strategy.  The Company will change its corporate name to Troika/Mission Group, Inc. upon shareholder approval, reflecting the beginning of a vitalizing set of developments post merger.

Item 2.01     Completion of Acquisition or Disposition of Assets

See Item 1.01 for information concerning the completion of the Mission Acquisition described therein and incorporated by reference into Item 2.01.

Item 3.02     Unregistered Sale of Equity Securities

See Item 1.01 regarding the issuance of up to 50 million shares of Common Stock to Nicola Stephenson and James Stephenson. No discounts or commissions were paid and no underwriters or placement agents were involved in the connection with the issuance of these shares.  All of the shares described above were issued exempt from registration pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, as not involving any public offering.

Item 5.02     Resignations of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensation Arrangement of Certain Officers

Nicola Stephenson - Biographical Information

On June 29, 2018, Nicola Stephenson was elected to the Company's Board of Directors and will be employed as President of Mission Media USA and President of the Company in the near term.  Nicola Stephenson founded London-based global communications agency Mission in 2003, specialising in physical and digital experiences, brand fundamentals, marketing strategy, public relations and crisis management.  In 2009, Mission expanded, opening offices in New York, and later in San Francisco. Nicola is currently based in New York City as leader of the global team, facilitating further growth and bringing Mission's "In Culture" approach to brands around the world.  With over 15 years' experience within the industry, she has worked with a diverse selection of clients including, but not limited to, the United Nations, Tiffany & Co., Amazon, Red Bull, Unilever, J.Crew, Tesla, Sony, and LVMH.

Employment Agreement

On June 29, 2018, Nicola Stephenson entered into an employment agreement (the "Employment Agreement") with Mission Media USA, Inc. (hereinafter "Mission Media"), a wholly-owned subsidiary of the Company and the parent of Mission US and Mission UK.  See Item 1.01 above.  Ms. Stephenson will be the President of Mission Media and President of the Company when her E-2 Trading Investor Company Registration is effective.  The Employment Agreement is for a five-year Term, unless terminated earlier pursuant to the terms of the agreement; provided, however, on the fifth anniversary date of June 29, 2018 and each second anniversary date thereafter, the agreement shall be automatically extended, upon the same terms and conditions for successive two-year periods, or for such other period as Ms. Stephenson and Mission Media may mutually agree to in writing.  Either party may give ninety (90) days' prior written notice to the other party that such automatic extension shall not occur.

Ms. Stephenson's annual base salary shall be $500,000.  She shall be eligible to earn variable compensation to be determined by the Board or its Compensation Committee.  This annual discretionary basis shall be based upon Mission Media's achievement of stated financial and strategic goals established by the Compensation Committee.  Ms. Stephenson shall receive employee stock options to purchase up 7,500,000 shares subject to a vesting schedule with the actual number of shares being determined within 30 days of June 29, 2018.  She is eligible to participate in all long-term equity incentive programs and all employee benefit plans at the executive level.  Ms. Stephenson will continue to receive all benefits and prerequisites on terms no less favorable than enjoyed by her upon commencement of the Employment Agreement.

The Employment Agreement is terminable upon date or if she is unable to perform her material duties for six (6) consecutive months.  The agreement is terminable by the Company for Cause (as defined) upon which Ms. Stephenson would only receive Accrued Benefits (as defined) and any vested shares.

Upon termination of the Employment Agreement by the Company other than for Cause or by Ms. Stephenson for Good Reason (as defined), she will be entitled to: (i) all Accrued Benefits; (ii) a prorated bonus, provided she was on pace to achieve the necessary performance milestones at the time of termination; (iii) severance equal to one (1) year's then current annual base salary; (iv) the right to participate in the Bonus Plan and other compensation plans until such plan expires; (v) all unvested shares shall immediately be vested; and (vi) reasonable outplacement services.  If Ms. Stephenson serves a non-renewal notice, she shall only be entitled to Accrued Benefits and any vested shares.

In the event of a Change of Control (as defined), 100% of all non-vested options shall immediately vest and all vested Bonuses shall be immediately due and payable.  Upon a Change of Control, Ms. Stephenson will be entitled to one (1) year's severance, provided her aggregate compensation is substantially diminished or if she is required to work more than ten miles from her then-current place of work.  To the extent that any Golden Parachute payment under the Employment Agreement constitutes an amount payable under a "non-qualified deferred compensation plan" following a Separation From Service (as defined), such payment will not be made earlier than the date which is six (6) months following Separation From Service.  The Employment Agreement provides for non-competition and non-solicitation covenants for a period continuing until one (1) year following termination of employment.

Item 9.01     Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements of MissionCulture LLC and Mission-Media Holdings Limited, the business acquired, as required by Item 9.01(a)(1) within seventy-one days after July 6, 2018.

(b)     Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) within seventy-one days after the due date of July 6, 2018.

(c)     Exhibits.

Exhibit Number	Description

10.1	Equity Purchase Agreement among Nicola Stephenson, James Stephenson, Troika Media Group, Inc. and Troika-Mission Holdings Inc. dated as of June 29, 2018.(1)

10.2	Goodwill Purchase Agreement between Nicola Stephenson, Troika Media Group, Inc. and Troika-Mission Holdings Inc. dated as of June 29, 2018. (1)

10.3	Executive Employment Agreement dated as of June 29, 2018 by and between Mission Media USA, Inc. and Nicola Stephenson.
____________________

(1)	Exhibits and Schedules to this Agreement have been omitted and are available upon request of the Staff of the Securities and Exchange Commission.

SIGNATURE PAGE TO FOLLOW

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2018	Troika Media Group, Inc.

By: /s/ Chrisopher Broderick
Name: Christopher Broderick
Title: Chief Operating Officer